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                       EMPLOYMENT AGREEMENT
                       --------------------


THIS AGREEMENT made as of the 1st day of January, 2000

BETWEEN:

CROSSNET VENTURES, INC.
a Nevada corporation

(the "Corporation")
	OF THE FIRST PART


AND:

HOWARD THOMSON

(the "Employee")
	OF THE SECOND PART


WHEREAS:

A.		The Employee is Secretary, Treasurer and Chief Financial
Officer of the Corporation.

B.		The Employee and the Corporation have agreed to enter
into this Employment Agreement in order to set forth the terms and conditions of the Employee's employment with the Corporation.

C.		The Employee has agreed to accept a salary below a
competitive market salary subject to the agreement of the Corporation to increase the Employee's salary upon the Corporation achieving specific financial milestones.

NOW THIS AGREEMENT WITNESSES that in consideration of the mutual promises, covenants and agreements herein contained, the parties hereto agree as follows:

1. 		Employment

1.1		The Corporation hereby engages the Employee as an
employee of the Corporation and the Employee hereby accepts such employment on the terms and subject to the conditions of this Agreement.

1.2		The Employee will perform all such acts and do all such
things as and when the same may be necessary to properly and efficiently carry out the duties of Secretary, Treasurer and Chief Financial Officer of the Corporation, which duties shall include but shall not be limited to:

A.	ensuring that proper records of the Corporation are
maintained in accordance with the by-laws of the Corporation and the Corporation's governing statute, Chapter 78 "Private Corporations" of the Nevada Revised
Statutes;

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B.	supervising and advising on the conduct of the financial
affairs of the Company;

C.	ensuring that proper financial and administrative records
are maintained by and for the Company; and

D.	coordinating all auditing functions in respect of the
Company; and

E.	generally at all times abiding by all lawful directions
given to him by the Board of Directors of the Corporation.

1.3		The Employee shall at all times use its best efforts to
advance the interests of the Corporation, and shall faithfully, industriously, and to the best of his abilities, act as an employee of the Corporation in accordance with the terms and conditions of this Agreement.

1.4		The Employee warrants and represents to the Corporation
that the Employee is not party to any agreement or subject to any court order which would prevent the Employee from providing his duties hereunder.

1.5		The Employee will devote approximately 15% of the
Employee's business time to the business of the Company until such time as the Company completes a financing, after the date of this Agreement, in which the Company realizes net proceeds equal to or excess of $750,000. Upon completion of such a financing, the amount of time which the Employee will devote to the business of the Company will increase to approximately 50% of the Employee's business time and the Salary will be increased in accordance with
Section 2.1 of this Agreement.

2.		Remuneration

2.1		The Corporation shall pay the Employee a gross salary,
before statutory deductions, determined as follows (the "Salary"):

A.	the Salary will equal $1,000 per month until such time as
the amount of time devoted to the Company increases to 50% of the Employee's business time, as contemplated in
Section 1.5 of this Agreement;

B.	the Salary will be increased to $4,000 per month upon the
amount of time devoted by the Company is increased to 50% of the Employee's business time, as contemplated in
Section 1.5 of this Agreement

The Corporation shall make all payments in respect of the Salary to the Employee on the last day of each month of the term of this Agreement. For the purposes of this Agreement, full business time is deemed not to exceed 35 hours per week.

2.2 		The Corporation shall reimburse the Employee for
reasonable travelling, business and other out of pocket expenses actually and properly incurred by the Employee in carrying out his duties hereunder. The Employee will provide proper receipts and invoices at the request of the Corporation.

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3.		Stock Options

3.1 		The Employee may be granted, subject to the approval of
the Corporation's board of directors, incentive stock options to purchase shares of the Corporation's common stock in such amounts and at such times as the Board of Directors of the Corporation, in their absolute discretion, may from time to time determine. Such options will be in an amount and of a nature similar to those granted by the Corporation to its other directors and senior officers, with adjustment for the merit and performance of the Employee.

4.		Term of Employment

4.1		The initial term of this Agreement shall be one (1) year,
commencing on the date of first written above, subject to earlier termination as hereinafter provided.

4.2		This Agreement may only be renewed upon the written
agreement between the Corporation and the Employee to renew the Agreement for a successive term and agreement upon the Salary to be paid to the Employee during any successive term.

5.		Confidentiality and Non-Competition

5.1		The Employee will not, either during the term of this
Agreement or at any time thereafter, disclose to any person any confidential information concerning the business or affairs of the Corporation which the Employee may have acquired in the course of or incidental to his employment hereunder or otherwise, and the Employee shall not directly or indirectly use (whether for his own benefit or the detriment or intended detriment of the Corporation) any confidential information he may acquire with respect to the business and affairs of the Corporation.

5.2		The Employee agrees with the Corporation that he will
not, either alone or in conjunction with any individual, firm, Corporation, association or other entity, whether as principal, agent, director, officer, employee, shareholder or in any other capacity whatsoever:

A.	during the term of this Agreement and for a one year
period from the termination of this Agreement, carry on, or be engaged in, concerned with or interested in, directly or indirectly, any business which is in whole or in part competitive with the business of the Corporation;

B.	during the term of this Agreement and for a one year
period from the termination of this Agreement, attempt to solicit any suppliers, customers or employees of the business of the Corporation away from the Corporation;

C.	during the term of this Agreement and for a one year
period from the termination of this Agreement, knowingly take any act as a result of which the relations between the Corporation and the suppliers or customers of the business of the Corporation may be impaired or which may otherwise be detrimental to the business of the Corporation.

6. 		Assignment of Inventions

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6.1 		Any and all intellectual property, inventions and
improvements on which the Employee may conceive or make, during the term of this Agreement, relating, or in any way, pertaining to or connected with any of the matters which have been, are or may become the subject of the Corporation's business, or in which the Corporation has been, is, or may become interested, shall be the sole and exclusive property of the Corporation, and the Employee will, whenever requested by the Corporation, execute any and all applications, assignments and other instruments which the Corporation shall deem necessary in order to apply for and obtain letters of patent for U.S. or foreign countries for the inventions or improvements and in order to assign and convey to the Corporation the sole and exclusive right, title and interest in and to the intellectual property, inventions or improvements, all expenses in connection with them to be borne by the Corporation. The Employee's obligations to execute the papers referred to in this paragraph shall continue beyond the termination of this Agreement with respect to any and all intellectual property, inventions or improvements conceived or made by him during the term of this Agreement, and the obligations shall be binding on the assigns, executors, administrators or other legal representatives of the Employee.

6.2		All intellectual property, inventions and discoveries
relating to the business of the Corporation and all knowledge and information which the Employee may acquire during his engagement shall be held by the Employee in trust for the benefit of the Corporation.

7.		Termination

7.1		The Corporation may terminate this Agreement at any time
for just cause, provided that reasonable warning shall have been first given by the Corporation to the Employee and provided that those obligations of the Employee in this Agreement expressly stated to continue on termination shall continue upon termination and shall not terminate upon termination of this Agreement.

7.2		The Corporation may terminate this Agreement at any time
without just cause upon delivery of written notice of termination to the Employee and upon payment to the Employee of an amount equal to the greater of $30,000 or an amount equal to six times the Employee's Salary at the date of termination. In the event of termination by the Company without just cause, those obligations of the Employee in this Agreement expressly stated to continue on termination shall continue upon termination and shall not terminate upon termination of this Agreement.

7.3		The Employee may terminate this Agreement at any time
upon three (3) months written notice to the Corporation, provided that those obligations of the Employee in this Agreement expressly stated to continue on termination shall continue upon termination and shall not terminate upon termination of this Agreement.

8.		Indemnification and Insurance

8.1		The Corporation shall indemnify the Employee against all
charges, costs and expenses, including an amount paid to settle an action or satisfy a debt in civil, criminal or administrative action or proceeding to which he is made a party by reason of having been a director, officer, employee or consultant of the Corporation provided the Employee acted honestly and in good faith in the interests of the Corporation or, in the case of a criminal

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or administrative action or proceeding, he had reasonable ground for believing his conduct was lawful.

8.2		The Corporation will use reasonable commercial efforts
purchase and maintain insurance for the benefit of the Employee against any liability incurred by the Employee as a result of the fulfilment by the Employee of his obligations under this Agreement, provided the Employee has acted honestly and in good faith in the interests of the Corporation or, in the case of a criminal or administrative action or proceeding, he had reasonable grounds for believing his conduct was lawful.

9.		Notices

9.1		Any notice required or permitted to be given under this
Agreement shall be in writing and may be delivered personally or by telecopier, or by pre-paid registered post addressed to the parties at the above-mentioned addresses or at such address of which notice may be given by either of such parties. Any notice shall be deemed to have been received if personally delivered or by telex or telecopier, on the date of delivery and, if mailed as aforesaid, then on the fourth business day after and excluding the day of mailing.

10.		Assignment

11.1		This Agreement may not be assigned in whole or in part by
the Employee without the prior written consent of the Corporation.

11.2		This Agreement may not be assigned in whole or in part by
the Corporation without the prior written consent of the Employee.

12.		Interpretation

12.1 		This Agreement shall be governed by and construed in
accordance with the laws of the State of Nevada.

12.2		All headings used in this Agreement are for convenience
of reference only and are not to be used as an aid in the interpretation of this Agreement.

12.3		This Agreement replaces and supercedes all other
agreements, including employment agreements, between the Employee and the Corporation relating to the employment of the Employee.

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12.4		The Employee acknowledges that O'Neill & Company has
acted for the Corporation in preparation of this Agreement and the Employee has been recommended to seek independent legal advice prior to execution of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

CROSSNET VENTURES, INC.
by its authorized signatory:


/s/ Logan Anderson
_____________________________
Authorized Signatory


_____________________________
Name of Authorized Signatory



SIGNED, SEALED AND DELIVERED    )
BY HOWARD THOMSON in the        )
presence of:                    )
                                )
                                )
/s/ Stephen O'Neill             )
_____________________________   )
Signature                       )
                                )
                                )      /s/ Howard Thomson
_____________________________   )      _____________________________
Name                            )      HOWARD THOMSON
                                )
                                )
_____________________________   )
Address                         )